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                                                                      EXHIBIT 10




               Consent of Independent Certified Public Accountants



The Board of Directors
The Travelers Life and Annuity Company


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.


                                                           KPMG Peat Marwick LLP


Hartford, Connecticut
June 9, 1998